Exhibit 99.1

DYNATRACE ANNOUNCES CEO TRANSITION
CEO John Van Siclen to retire; Rick McConnell appointed as next CEO of Dynatrace

WALTHAM, Mass., November 15, 2021 – Software intelligence company Dynatrace (NYSE: DT) and its Board of Directors today announced that its CEO and Director, John Van Siclen, plans to retire effective December 13, 2021. Rick McConnell, currently President and GM, Security Technology Group at Akamai Technologies, has been appointed as the Company’s new CEO and Director, effective December 13, 2021. Mr. Van Siclen will remain as a consultant to the Company through May 31, 2022 to facilitate the CEO transition.
John Van Siclen has led Dynatrace since 2008, from a $5 million start-up to a modern cloud observability leader that is now approaching $1 billion in annual recurring revenue. Under his leadership, after a successful reinvention of its SaaS platform and business model, Dynatrace went public on the NYSE in the summer of 2019. Since then, Dynatrace continues to thrive and perform as one of the top IPOs of the 2019 class and one of the top Boston technology IPOs of the past 25 years.
John commented, “We have built Dynatrace into a durable, high-growth business. We have a fantastic team, a keen focus on customer success, and an incredible organic innovation engine. After 13 amazing years leading this great company, it’s time for me to move on to the next phase in my life. The foundation is in place that makes it the right time for a new CEO to lead the company through its next phase of growth and market leadership, and Rick brings the scale, go-to-market expertise and cultural fit to do just that.”
“We are so proud of the company’s accomplishments under John’s leadership,” said Jill Ward, Chair of the Dynatrace Board of Directors. “The board has supported John’s interest in retiring and, after a thorough search, we found a new leader ideally suited to take Dynatrace forward. Today, we are thrilled to announce the appointment of Rick McConnell as Dynatrace’s incoming CEO.”

Rick has served as President of Akamai for most of his ten years at the company. During his tenure, Akamai has grown from just over $1 billion to nearly $3.5 billion in revenue. Rick initially served as President, Products and Development, followed by President and General Manager of the Web Division, a role spanning products as well as global sales. Rick grew Akamai’s security business from a few million dollars of revenue in 2011 to a $1.3+ billion business growing 25% annually. Prior to Akamai, he was part of the early leadership team that built Cisco’s multibillion-dollar Communications and Collaboration business. Rick joined Cisco when the company acquired Latitude Communications, where he was CEO.
“I am excited to join Dynatrace as its next CEO,” said Rick McConnell. “Digital transformation is ubiquitous, and there is so much runway ahead. Dynatrace has a strong, growing, and differentiated leadership position in observability and is now entering the application security business, representing a dynamic adjacency with enormous potential. I am very much looking forward to leading Dynatrace through its next chapter of growth.”

Chair of the Board Jill Ward said, “We thank John for his many years of leadership. As we go forward, we are confident in a smooth transition and Dynatrace’s continued success with Rick as our next CEO.”

About Dynatrace

Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With automatic and intelligent observability at scale, our all-in-one platform delivers precise answers about the performance and security of applications, the underlying infrastructure, and the experience of all users to enable organizations to innovate faster, collaborate more efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace® to modernize and automate cloud operations, release better software faster, and deliver unrivalled digital experiences.

To learn more about how Dynatrace can help your business, visit https://www.dynatrace.com, visit our blog, and follow us on Twitter @dynatrace.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, disruptions to our operations, reduced productivity and decreased customer demand for our products as a result of our CEO transition, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on October 27, 2021 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com